UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2006

GUESS?, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street Los Angeles, California 90021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)           On July 18, 2006, the Board of Directors (the “Board”) of Guess?, Inc. (the “Company”) increased the size of the Board from seven to eight directors and appointed Kay Isaacson-Leibowitz to the Board as a Class III director to fill the resulting vacancy.  Ms. Isaacson-Leibowitz’s term will expire at the Company’s 2008 annual meeting of stockholders.  The Board also appointed Ms. Isaacson-Leibowitz to serve as a member of the Compensation Committee of the Board.  The Company issued a press release on July 20, 2006 announcing the appointment of Ms. Isaacson-Leibowitz to the Board of Directors, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits.

99.1                           Press Release of Guess?, Inc. dated July 20, 2006 (announcing the appointment of Kay Isaacson-Leibowitz to the Board of Directors)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2006	GUESS?, INC.
	By:	/s/ Carlos Alberini
Carlos Alberini
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Guess?, Inc. dated July 20, 2006 (announcing the appointment of Kay Isaacson-Leibowitz to the Board of Directors)